FORM OF BLACK & COMPANY SHAREHOLDER PROXY CARD

                              BLACK & COMPANY, INC.


      PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF
                    STOCKHOLDERS TO BE HELD ON APRIL 19, 2000

The undersigned hereby appoints Lawrence S. Black and Frank J. Niezgoda, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Black & Company, Inc., an Oregon corporation, that the undersigned may be entitled to vote at the Special Meeting of Stockholders of Black & Company, Inc. to be held at One Southwest Columbia, Suite 1200, Portland Oregon 97258 on April 19, 2000 at 2:00 p.m., P.S.T., and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matter and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. The undersigned hereby acknowledges receipt of the: (1) notice of special meeting of stockholders of Black & Company, Inc., and (2) accompanying Proxy Statement/Prospectus. Unless a contrary direction is indicated, this proxy will be voted for Proposal 1 as more specifically described in the Proxy Statement/Prospectus. If specific instructions are indicated, this proxy will be voted in accordance therewith.


[X] Please mark votes as in this example

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Proposal No. 1:                            For    Against   Abstain   I Plan to
                                                                      Attend the
                                                                      Meeting:
To approve the  Agreement  and Plan
of Reorganization dated January 24,
2000,  as  amended,  by  and  among
First Security  Corporation,  First
Security  Van  Kasper,   Inc.,  and
Black & Company, Inc., as amended.       [  ]      [  ]       [  ]       [  ]
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This proxy is  solicited on behalf of the Board of Directors of Black & Company,
Inc. Whether or not you plan to attend the meeting in person, please sign and promptly mail this proxy in the return envelope so that your stock may be represented at the meeting.

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this proxy. If a corporation holds shares of stock of record, the proxy should be executed by the president or vice president and the secretary or assistant secretary. If a partnership holds shares of stock of record, the proxy should be executed in partnership name by an authorized person. Executors, trustees, administrators, guardians, attorneys-in-fact or other fiduciaries should give their full title. Please date the proxy.

Signature:________________________        Signature:____________________________
Date: ____________________________        Date: ________________________________
Name (print): ____________________        Name (print): ________________________
Title (if applicable): ___________        Title (if applicable): _______________